UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): July 14, 2016

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2529 Virginia Beach Blvd., Suite 200

Virginia Beach, VA 23452

Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On July 14, 2016, the Registrant filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) Articles of Amendment and Restatement (“Amended Articles”) increasing the number of shares of preferred stock, without par value per share (the “Preferred Stock”), that the Registrant has authority to issue to 7,000,000 shares. Further, the Amended Articles increased the number of shares of Series B Convertible Preferred Stock, without par value per share (the “Series B Stock”), that the Registrant has authority to issue to 5,000,000 shares. In addition, the Amended Articles removed references to Series C Preferred Stock because the issue no longer exists. A copy of the Amended Articles is attached as Exhibit 3.1 to this Current Report on Form 8-K. The total number of shares of Preferred Stock and Series B Stock that the Registrant had authority to issue immediately prior to the amendment was 5,000,000 and 3,000,000 shares, respectively.

ITEM 8.01	OTHER EVENTS.

On July 14, 2016, Wheeler REIT L.P. amended its Amendment to the Amended and Restated Agreement of Limited Partnership of Wheeler REIT, L.P. (Partnership Agreement) that previously classified Series B Mandatorily Convertible Preferred Units, increasing the authorized Series B Units to 5,000,000 units.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statement of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

3.1	Wheeler Real Estate Investment Trust, Inc. Articles of Amendment and Restatement.

10.1	Amended Amendment to the Partnership Agreement of Wheeler REIT, L.P. for the Designation of the Series B Convertible Preferred Units dated July 14, 2016.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler
Chairman and Chief Executive Officer

Dated: July 15, 2016

EXHIBIT INDEX

Number	Description of Exhibit

3.1	Wheeler Real Estate Investment Trust, Inc. Articles of Amendment and Restatement.

10.1	Amended Amendment to the Partnership Agreement for the Designation of the Series B Convertible Preferred Units dated July 14, 2016.